COVAD

Master Reseller/Distri Telecomm, Inc.
Digital Subscriber Line Agreement



1. Definitions. As used herein: "Services" are services using digital subscriber line
("DSL") technology to provide high-speed telecommunications data services identified in the attached Price Schedule(s)(which may include business-grade Business DSL and Business DSL Remote Services and consumer-grade Residential DSL Services) to Customer's Internet and network access customers ("End User"), that Master Reseller/Distri makes available at its discretion; "End User Circuit" is a digital data telecommunications service that consists of one permanent virtual circuit to an End User's premise utilizing DSL technology. An End User Circuit provides upstream and downstream maximum throughput rates that range from 144Kbps up to 1.5Mbps (depending on what Customer orders for that End User). Provision of an End User Circuit does not include any Internet access service; "Customer Circuit" is a backhaul circuit between Master Reseller/Distri's regional data center or hub and Customer's point-of-presence in a particular region, that is generally required before Master Reseller/Distri can provide Services in that region.
Customer must order a Customer Circuit from Master Reseller/Distri.
2. Provision of Services. Subject to payment of all applicable fees, Master Reseller/Distri will use reasonable commercial efforts to supply the Services that
Customer may order from time to time through the Web Site. All Services will be supplied in accordance with the Agreement, these Terms and Conditions, and the then current standard Customer Policies. Customer shall purchase Services for each
End User for an initial term of one (1) year, two (2) years, or three (3) years ("End
User Term"), and shall maintain each Customer Circuit for a minimum one (1) year term ("Customer Term"), after which Master Reseller/Distri shall continue to provide Services to such Customer on a monthly basis, subject to continuing payment of applicable fees and Customer's compliance of terms and conditions requested by Master Reseller/Distri. Master Reseller/Distri reserves the sole and exclusive right to determine the expansion of its service area, and the right to maintain, reconfigure, or discontinue any Service. Customer understands that Master Reseller/Distri's performance is dependent in part on third party actions, including, without limitation, Customer and its End Users. Accordingly, any performance to be rendered by Master Reseller/Distri hereunder shall be appropriately waived or delayed to account for such actions or inactions. Customer shall provide Master Reseller/Distri with all information reasonably requested (including, without limitation, information about each End User) in connection with each order placed.
3. Customer Circuits. Customer must order, and Master Reseller/Distri must provide, a Customer Circuit before Master Reseller/Distri can supply any End User
Circuits or Services through such Customer Circuit. All one-time fees ("One-time
Fees") including all fees referred to as Non Recurring Fees will be due, and all monthly fees will start, for each Customer Circuit upon Master Reseller/Distri's notification to Customer that the Customer Circuit is complete.
4. End User Circuits. Customer must order, and Master Reseller/Distri must successfully provide, an End User Circuit for each End User before Master Reseller/Distri can supply any Services for that End User. Master Reseller/Distri and Customer agree that an End User Circuit shall be successfully provided if the maximum throughput of such End User Circuit is 80% of the ordered Service. If Master Reseller/Distri is unable to successfully provide an End User Circuit for the ordered service, Master Reseller/Distri will offer the End User the maximum available throughput rate and available Service. Master Reseller/Distri will notify
Customer if End User declined the Circuit, or at what throughput rate the End User accepted the Circuit. All One-time Fees will be due, and all monthly fees will start, for each End User Circuit upon Master Reseller/Distri's notification to customer of successfully providing of such End User Circuit.
5. Equipment. Customer may choose to have Master Reseller/Distri supply and configure the necessary equipment for an End User Circuit and Services at the End
User premises. Customer is responsible for changes to any End User premise equipment, software and configuration after Master Reseller/Distri completes its service setup. Master Reseller/Distri will bill any equipment charges to Customer as part of the One-time Fees for the End User Circuit. Master Reseller/Distri shall have no obligation or liability in connection with any equipment not purchased through Master Reseller/Distri and configured by Master Reseller/Distri, or for any abuse or misuse of any equipment by any party other than Master Reseller/Distri.
Master Reseller/Distri shall pass through to Customer, to the extent that Master
Reseller/Distri is legally entitled to do so, any warranties from the manufacturers of equipment that Master Reseller/Distri installs at Customer's or an End User's premises. Master Reseller/Distri shall have no obligation to repair or maintain any equipment, and Customer shall be responsible for seeking warranty and other service directly from the manufacturer. However, Master Reseller/Distri may be able to provide replacement End User premise equipment. If Customer purchases End User premise equipment directly from Master Reseller/Distri, it can be returned to Master Reseller/Distri only if the equipment is in original working condition and in its original packing within thirty (30) days from Master Reseller/Distri's original shipment date. A 25% equipment handling and restocking charge will be charged to the Customer by Master Reseller/Distri. Customer should call Master Reseller/Distri DSL Customer Service to receive a Return Materials Authorization
(RMA) number and to ship the equipment back to Master Reseller/Distri (the Customer shall pay all shipping charges associated with this return).
6. Fees and Payment Terms. Customer shall pay Master Reseller/Distri the One-time Fees, monthly fees and other fees shown in the applicable Pricing Schedule(s) for the setup, operation and providing of Services, Customer Circuits, End User
Circuits and other services obtained from Master Reseller/Distri. The monthly fees billed to the customer for End User Circuits shall not change during the term for which the End User DSL Circuit is ordered once such End User DSL Circuit order has been accepted by Master Reseller/Distri. Other than revising monthly fee charges for End User Circuits during the End User Circuit term, Master Reseller/Distri shall be free to revise all charges at any time upon notice to customer. Master Reseller/Distri shall invoice Customer once a month. Master Reseller/Distri's invoices shall bill Customer for Services one month in advance.
For new End Users, setup during a month, Master Reseller/Distri's invoice will reflect all One-time Fees, prorated monthly fees for such month and the advance monthly fees. Customer shall pay all invoiced fees no later than thirty days from invoice date. Late payments will accrue interest at a rate of one and one-half percent (1 1/2%) per month, or the highest rate allowed by applicable law, whichever is lower, and Customer shall pay all collection costs incurred by Master
Reseller/Distri (including, without limitation, reasonable attorney's fees). In certain situations, Master Reseller/Distri may require Customer to deposit funds with Master Reseller/Distri to secure payment of fees owed by Customer hereunder. If
Customer has a bone fide dispute with any of the amounts on an invoice
("Disputed
Amounts"), Customer must pay all amounts not in dispute as set forth above, and provide Master Reseller/Distri with a written request for billing adjustment together with all supporting documentation within sixty (60) days from the date of the invoice or customers right to billing adjustment shall be waived. In the event of a billing dispute the parties shall promptly resolve the dispute by mutual agreement or by arbitration. Unless otherwise specified by Master Reseller/Distri all payments shall be made to Master Reseller/Distri Telecomm, Inc and mailed to Accounts Receivable Dept., Master Reseller/Distri Telecomm, Inc., 4210 Coronado, Stockton, CA 95204. Customer shall be responsible for all applicable Federal, state, and local mandated, required or approved surcharges, fees, user's fees, universal service contributions and taxes applicable under this Agreement.
7. Cancellation and Disconnection. Customer shall give thirty (30) days written notice to Master Reseller/Distri to disconnect a Customer Circuit. All End User
Circuits served by a Customer Circuit must be disconnected by Customer at the same time or before disconnecting such Customer Circuit. If Customer disconnects a Customer Circuit during the Customer Term for that Customer Circuit, Customer shall incur fees for the balance of the Customer Term. If Customer disconnects Services for an End User during the End User Term, Customer shall incur the lesser of the fees for the balance of the End User Term or the Disconnect Fee set forth in the Pricing Schedule. In any case, Customer will be obligated to pay Service Setup fees and will not be entitled to a refund of any fees at any time. If Customer cancels an End User Circuit prior to setup of such End User Circuit, Customer shall incur the End User Cancellation Fee as set forth in the Price Schedule.
8. Support and Maintenance. Customer shall provide all first-level support for all
End Users. Master Reseller/Distri shall use reasonable commercial efforts to provide second-level support for the Customer Circuits, End User Circuits and Services. Customer understands that Master Reseller/Distri may, from time to time, need to interrupt Services for maintenance and other operational reasons, and that
Customer shall not receive any compensation for such interruptions. Master Reseller/Distri will give Customer reasonable advance notice of all such interruptions.
9. Year 2000 Warranty. Master Reseller/Distri warrants to Customer, and only Customer, that the Services, provided they are used correctly and provided Master
Reseller/Distri is supplied by Customer with dates in proper format, will be capable of processing dates before and after the year 2000. Customer acknowledges that the
Services are dependent on third party equipment, software, and systems, including, without limitation, those of local telephone companies and other carriers. Master
Reseller/Distri makes no representations and will not be liable with respect to Year
2000 compliance of such equipment, software, systems and third parties. Master Reseller/Distri's sole obligation for a failure of the Services to comply with the foregoing warranty is to use its reasonable efforts to correct such a failure.
10. Warranty Disclaimer. EXCEPT FOR THE WARRANTIES SET OUT IN
SECTION 9, THE SERVICES, CUSTOMER CIRCUITS, AND END-USER
CIRCUITS, AND ALL OTHER PRODUCTS AND SERVICES HEREUNDER
ARE PROVIDED ON AN "AS IS" BASIS, AND CUSTOMER'S AND END
USER'S USE THEREOF IS AT ITS OWN RISK. MASTER RESELLER/DISTRI
DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL OTHER
EXPRESS AND IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED
TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A
PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE, AND ANY
WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR
TRADE PRACTICE. MASTER RESELLER/DISTRI DOES NOT WARRANT
THAT THE SERVICES, CUSTOMER CIRCUITS, AND END-USER CIRCUITS
WILL PERFORM AT A PARTICULAR SPEED, OR WILL BE
UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE.
11. Customer Representations and Warranties. Customer represents and warrants that: (i) Master Reseller/Distri has informed Customer that the Services constitute telecommunications or telecommunications services ("Telecommunication Services") as defined by federal law, and as a result, Master Reseller/Distri will assume the obligations of providing such Telecommunications Services, including, billing, collecting and remitting to governmental authorities the applicable taxes such as the universal service tax (collectively, "Telecommunication Obligations").
In the event Customer chooses to use the Services to provide Telecommunication Services, Customer will provide Master Reseller/Distri thirty (30) days prior written notice so that Master Reseller/Distri may discontinue such Telecommunication Obligations and Customer will assume such Telecommunication Obligations thereafter); (ii) it shall not, in the ordinary course of its business, when using
Services, be able to identify, and distinguish between, packet data transmissions that originate and terminate within the same state (intrastate transmissions), and those packet data transmissions that originate and terminate in different states
(interstate transmissions), and states that it is impractical to identify, distinguish and measure its intrastate and interstate transmissions on Master Reseller/Distri's network; (iii) Customer estimates in good faith that more than ten percent (10%) of all data packets transmitted through Services will consist of interstate transmissions;
and, (iv) it will inform all End Users that Services do not include 911 or other emergency and ancillary services conventionally available from incumbent local phone companies.
12. Term and Termination. This Agreement shall remain in effect until terminated as set forth in this Section. The initial term of this Agreement as set forth on the cover page of this agreement shall be one (1) year (the "Initial Term"). After the
Initial Term, either party may terminate this Agreement with thirty (30) days written notice to the other party. After ten (10) business days of non-payment from any due date, Master Reseller/Distri may suspend Services. After thirty (30) days of nonpayment from any due date, Master Reseller/Distri may terminate the Services, and/or this Agreement. Customer shall remain responsible for all fees accrued prior to the date of termination. In addition, either party may terminate this Agreement if the other party materially breaches any term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice of the same. If service to the customer is terminated under this agreement for non payment or material breach by customer, Master Reseller/Distri shall have the right to provide service directly to customer's end users, including the right to subcontract all or any portion of said service to third parties, and shall be relieved of any confidentiality requirements associated with Master Reseller/Distri's providing such service. Customer agrees not to interfere with Master Reseller/Distri's right to provide service under these circumstances.
13. Effect of Termination. Upon expiration or termination of this Agreement, Master Reseller/Distri will continue to maintain all existing Customer Circuits and
End User Circuits, and provide Services pursuant to the terms hereof, provided that
Customer continues to pay all applicable fees therefor and complies with any additional terms and conditions requested by Master Reseller/Distri. Any accrued rights to payment, any remedies, and Sections 1, 6, 7, 8, 10, 11, 13, 14, 15, 16 and
17 will survive any expiration or termination of this Agreement.
14. Limitations of Liability. IN NO EVENT WILL MASTER RESELLER/DISTRI
BE LIABLE TO CUSTOMER, ANY END-USER, OR ANY THIRD PARTY FOR
ANY CLAIMS ARISING OUT OF OR RELATED TO CUSTOMER'S
BUSINESS, CUSTOMERS RELATIONSHIP WITH ITS END-USERS, OR
OTHERWISE. MASTER RESELLER/DISTRI SHALL NOT BE LIABLE FOR
ANY DAMAGES ASSOCIATED WITH THE INTERRUPTION OR LOSS OF
USE OF SERVICES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH
DAMAGES. MASTER RESELLER/DISTRI'S MAXIMUM AGGREGATE
LIABILITY TO CUSTOMER RELATED TO A CLAIM ARISING UNDER THIS
AGREEMENT, UNDER ANY CONTRACT, NEGLIGENCE, STRICT
LIABILITY OR OTHER THEORY, WILL BE LIMITED TO THE TOTAL
AMOUNT PAID BY CUSTOMER TO MASTER RESELLER/DISTRI FOR THE
SERVICES GIVING RISE TO SUCH CLAIM IN THE SIX (6) MONTHS PRIOR
TO THE OCCURRENCE OF SUCH CLAIM. NEITHER PARTY WILL BE
LIABLE UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR
OTHER THEORY FOR ANY LOST REVENUE, LOST PROFITS,
INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES
WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT.
15. Indemnity. Customer shall defend, indemnify, and hold harmless Master Reseller/Distri, its officers and directors, employees, and agents from and against any and all lawsuits, claims, demands, penalties, losses, fines, liabilities, damages, and expenses (including attorney's fees) of any kind and nature (including damage to Master Reseller/Distri's property and injury to its employees), without limitation whatsoever, in connection with Customers operations, installation or maintenance of equipment and facilities contemplated by this agreement, or otherwise arising out of or in any way connected with customers provision of service or performance under this agreement, provided that this section shall not apply to the extent that any injury, loss, or damage is caused by the gross negligence or willful misconduct on the part of Master Reseller/Distri.
Master Reseller/Distri hereby indemnifies and holds harmless Customer and its End
Users from any physical injuries to person or property caused by Master Reseller/Distri or its agents during the course of providing or maintaining the End
User Circuits or any End User premise equipment; provided, however, that such indemnity shall not be available if the cause of such damage is due to Customer's or
End User's willful or negligent acts or omissions.
16. Force Majeure. Neither party hereto shall be responsible for any failure to perform its obligations under this Agreement (other than obligations to pay money) if such failure is caused by acts of God, war, strikes, revolutions, earthquake, lack or failure of transportation facilities, laws or governmental regulations or other causes that are beyond the reasonable control of such party.
17. Miscellaneous. This agreement may not be assigned by Customer except to a wholly-owned subsidiary or affiliate held under common control with the Customer, without prior written consent of Master Reseller/Distri which shall not be unreasonably withheld. Notwithstanding the foregoing, Customer may assign this agreement to a company that acquires Customer or into which Customer is merged, subject to Master Reseller/Distri's prior approval of the acquiring or surviving company's credit and increase of an existing, or imposition of a new, deposit or guarantee requirement, at Master Reseller/Distri's exclusive option.
Master Reseller/Distri may subcontract the performance of Services to third parties.
The parties agree that they are independent contractors and that this Agreement and relations between Master Reseller/Distri and Customer hereby established do not constitute a joint venture, agency or contract of employment between them, or any other similar relationship. Neither party has the right or authority to assume or create any obligation or responsibility on behalf of the other. This agreement and all of the non-tariffed rates, terms, conditions, and other information herein, are confidential and shall not be disclosed by either party to any other person, except as may be required by a court or government agency acting in accordance with its jurisdiction. Furthermore, Master Reseller/Distri may transmit one or more copies of this agreement to the appropriate state Public Utilities Commission, the Federal
Communication Commission, or Public Services Commission for filing on a confidential basis. If either party discloses such information to a person within said party's company on a need to know basis, such person will be advised of the confidential and non-disclosable nature of said information and required to abide thereby. All confidential information shall remain confidential for a period of three
(3) years after the termination of this agreement.. Any notice required or permitted to be given under this agreement by a party shall be in writing and shall be delivered by hand, mail, national overnight courier service or by fax if confirmed by telephone to the other party at the address or phone numbers shown herein or at such other address or phone numbers as shall be designated from time to time. No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any partial exercise of any right or power hereunder preclude further exercise. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of the
State of California and the United States without regard to conflicts of laws provisions thereof. Any waivers or amendments shall be effective only if made in writing. This Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to any of the subject matter of this
Agreement. This Agreement will be governed by and construed in accordance with the laws of the State of California. The venue for enforcement of this Agreement is
San Joaquin County. Each party waives the right to a trial by jury in any suit based on or arising out of this agreement.




Volume Commitment Schedule
Volume Commitment Pricing

If Customer has committed to a specified Volume Level ("Volume Commitment Level") as set forth on the cover page of the Agreement, then Customer will receive the applicable pricing as of the Effective Date of the Agreement ("Volume Commitment Pricing"). For example, if Customer commits to a 1000+ Volume Level, all End User
DSL Circuits will be billed at the Volume Level Price for 1,000+ circuits. In order to maintain such Volume Commitment Pricing, Customer agrees to meet the following
Volume Milestones:

Volume Milestone Schedule


In the event that the Customer fails to meet each of the above Volume Milestones, pricing will revert to the standard Volume Level Pricing FOR ALL END USER
CIRCUITS, BOTH EXISTING AND NEW CIRCUITS. In this event, Customer would be required to pay the End User DSL Monthly Charges corresponding to Customer's actual order volume as of the respective Volume Milestone (i.e., 3 months, 6 months, etc.).
For example, if Customer has a Volume Commitment of 1000+ Circuits, within 6 months of the applicable Effective Date, Customer must have at least 350 End User DSL
Circuits invoiced. Assuming that at the six month Volume Milestone, Customer has only 300 End User DSL Circuits invoiced, then the Customer is obligated to pay the monthly charges associated with the <1,000 Volume Level (e.g., A: Business 144-$81.70; Business 384-$105.80; etc.) for the subsequent month(s) FOR ALL END USER
CIRCUITS. The Customer would pay the End User DSL Monthly Charges associated with its actual order volume FOR ALL END USER CIRCUITS BOTH EXISTING
AND NEW CIRCUITS until Customer satisfies its subsequent Volume Milestone. If at the nine month Volume Milestone, Customer has met or exceeded its Volume Milestone (e.g. 650 End User DSL Circuits invoiced), then Customer will receive Volume Commitment Pricing for future End User DSL Circuits.

One-Time Service Setup Charges

As part of Customer's Volume Commitment, Service Setup charges for services are billed at the level of Customer's commitment, as long as Customer is within the milestones established above. One-time Service Setup charges are listed in the Price Schedule for Business and Residential services. For example, if Customer has a volume commitment of 1,000+ Circuits, Customer will be billed for Service Setup charges of $225 for all Business DSL circuits, starting with the first circuit, as long as Customer meets the Milestones listed above.

Price Schedule - DSL Services

Description of DSL Services


DSL Services Volume and Contract Level Pricing
The following are the monthly charges for End User DSL Circuits based on the Information Server Access Services Agreement that Customer has signed with Master
Reseller/Distri. The total of all of the Customer's End User Circuits in all regions are counted in determining the applicable Volume Level Price.


End User DSL Circuit Monthly Charges
Service
Residential
384
Residential
768
Business
144*
Business
192*
Business
384*
Business
768*
Business
1.1m*
Business
1.5m*
Preferred Monthly Recurring Charges - 1 Year DSL Agreement





3 year Contract 1000+








3 year Contract < 1000








2 year Contract








Month to Month








Standard - 1 Year DSL Agreement






Month to Month or 2 year








Month to Month DSL Agreement







Mo. to Mo. DSL Agreement









End User DSL Circuit Order and Other One-time Charges
Service Setup
Residential
384
Residential
768
Business
144*
Business
192*
Business
384*
Business
768*
Business
1.1m*
Business
1.5m*
Preferred Non-Recurring Charges







NRC 1000+ Circuits.








NRC <1000 Circuits.








Standard








NRC








Month to Month DSL Agreement







Mo. to Mo. DSL Agreement








Residential Non-Recurring Charges (NRC) and Customer Premise Equipment (CPE) prices are after rebates to the end user. The current price for NRC and CPE for the Preferred Residential service is $348 and the end user will receive a rebate (currently $150) which will reduce the cost of the equipment and installation to the net $198 price. From time to time the cost of the installation and equipment to the ISP and the rebate to the end user may change. If the net cost is more than the price listed here we will provide the advance notification as required by our agreement.
Customer Premise Equipment







E.N.* 5250 SDSL Modem








F.P.** 144 IDSL Router








F.P.** 2200 SDSL Router








F.P.** 2100 ADSL Router








*  E.N. Efficient Networks
** F.P. FlowPoint

Service Order Charges



One-Time Charge
Inside Wiring from RJ45 Wall Jack to NID (optional)
 $ 88.00*
Field Technician Dispatch (during normal business hours)
 $ 88.00*
* First Hour/Minimum Charge.  For each additional 15 minutes: $20.

Field Technician Dispatch (other hours: after hours, weekends, holidays)
 $ 110.00**
** First Hour/Minimum Charge.  For each additional 15 minutes: $25.


Other Service Charges



One-Time Charge
Upgrade/downgrade of End User DSL Service (Involves a dispatch of FT)
$199.00
Upgrade/downgrade of End User DSL Service (no dispatch of FT)
$99.00
End User Circuit Disconnect Fee  (per circuit)
$250.00
End User Circuit Cancellation Fee  (per circuit)
$49.00
Missed Appointment ( i.e., End user no-show) Charge
$99.00
AS A CONDITION OF MASTER RESELLER/DISTRI MAKING RESIDENTIAL SERVICES AVAILABLE TO CUSTOMER, CUSTOMER AGREES TO FOLLOW
ALL MASTER RESELLER/DISTRI PROCEDURES RULES AND REGULATIONS INCLUDING THE USE OF ANY MASTER RESELLER/DISTRI PROVIDED WEB
INTERFACE FOR ORDER ENTRY, PROVISIONING, AND OR MAINTENANCE REQUEST AND RESOLUTION. CUSTOMER AGREES TO USE
COMMERCIALLY REASONABLE EFFORTS TO ENSURE THAT RESIDENTIAL LINES ARE INSTALLED AT RESIDENTIAL ADDRESSES ONLY. MASTER
RESELLER/DISTRI RESERVES THE RIGHT TO BILL CUSTOMER FOR SERVICES AT APPLICABLE BUSINESS SERVICES PRICES FOR ANY RESIDENTIAL
CIRCUITS INSTALLED AT LOCATIONS DEEMED TO BE NON-RESIDENTIAL.

CUSTOMER AGREES TO USE COMMERCIALLY REASONABLE EFFORTS TO FULLY DISCLOSE TO END USERS THE FEATURES AND LIMITATIONS OF
RESIDENTIAL SERVICES PRIOR TO ORDERING RESIDENTIAL SERVICES FOR SUCH END USER.


Description of DSL Remote Services
DSL Remote Service is an additional service to Master Reseller/Distri's standard DSL Service offerings. DSL Remote provides long-distance connectivity for DSL End Users located in distant metropolitan areas.

DSL Remote Service - Monthly Recurring Service Charge (per End User)

Distance Between End User Metro
Area and Customer Metro Area
DSL Remote 144
Monthly Charge
DSL Remote
192 Monthly
Charge
DSL Remote
384 Monthly
Charge
DSL Remote
768 Monthly
Charge
DSL Remote 1.1
Monthly Charge
DSL Remote 1.5
Monthly Charge
Less than 500 miles






Greater than 500 miles








In addition to the other charges for DSL Services, Customer shall pay the applicable DSL Remote Monthly Charges set forth above. If DSL Remote is ordered at the same time as the DSL End User Circuit, then no additional one-time order charges apply. Additional service charges may apply if DSL Remote Service is added to or removed from an installed End User DSL Circuit. DSL Remote Services are not included for purposes of determining whether Customer has met its Volume Commitment Level.
For Customer to order DSL Remote Services, such service must be available in both the metropolitan area where the End User DSL Circuit will be ordered and the metropolitan area where the Customer maintains a Customer Circuit. Standard DSL Services may be available within a metropolitan area before DSL Remote Service is available.

Region
Metro Areas within 500 miles
Atlanta, Georgia
Raleigh, NC
Austin, Texas
Dallas, TX; Houston, TX
Baltimore, Maryland/Washington, D.C. *
Boston, MA; New York, NY; Philadelphia, PA; Raleigh, NC; Detroit, MI Boston, Massachusetts
New York, NY; Philadelphia, PA; Baltimore, MD; Washington, DC
Chicago, Illinois
Detroit, MI; Minneapolis, MN
Dallas, Texas
Austin, TX; Houston, TX
Denver, Colorado
 - none -
Detroit, Michigan
Chicago, IL; Philadelphia, PA; Baltimore, MD; Washington, D.C.
Houston, Texas
Dallas, TX; Austin, TX
Los Angeles, California
San Diego, CA; San Francisco, CA; Sacramento, CA; Phoenix, AZ
Miami, Florida
 - none -
Minneapolis, Minnesota
Chicago, IL; Detroit, MI
New York, New York
Boston, MA; Philadelphia, PA; Baltimore, MD; Washington, D.C.; Raleigh, NC Portland, Oregon
Seattle, WA
Philadelphia, Pennsylvania
Boston, MA; New York, NY; Baltimore, MD; Washington, D.C.; Raleigh, NC; Detroit, MI
Phoenix, Arizona
San Diego, CA; Los Angeles, CA
Raleigh, North Carolina
Atlanta, GA; New York, NY; Philadelphia, PA; Baltimore, MD; Washington, DC Sacramento, California
San Diego, CA; San Francisco, CA; Los Angeles, CA
San Diego, California
San Francisco, CA; Los Angeles, CA; Phoenix, AZ
Seattle, Washington
Portland, OR
San Francisco, California
San Diego, CA; Sacramento, CA; Los Angeles, CA
* The Baltimore, MD and Washington, D.C metro areas are considered the same metropolitan region for purpose of DSL Remote.


(Initials) ______ISP	                       5 of 5	________(Master
Reseller/Distri Telecomm, Inc.) 10/04/99